FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 26, 2005

KAISER ALUMINUM CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware (State of incorporation)	1-9447 (Commission File Number)	94-3030279 (I.R.S. Employer Identification Number)

5847 San Felipe, Suite 2500 Houston, Texas (Address of Principal Executive Offices)	77057-3268 (Zip Code)

(713) 267-3777
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 1, 2005, Kaiser Aluminum Corporation (the “Company”) and its wholly owned subsidiary, Kaiser Aluminum & Chemical Corporation (“KACC”), issued a press release announcing that the United States Bankruptcy Court for the District of Delaware (the “Court”) had approved the Intercompany Settlement Agreement (“ISA”). Information in respect of the ISA is included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004. A copy of the press release announcing the approval of the ISA is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events

On January 28, 2005, the Company issued a press release announcing that it and KACC had filed with the Court a term sheet executed on January 26, 2005 between the Company, KACC and other parties concerning the resolution and treatment of personal injury claims and demands within the context of a Plan of Reorganization that the Company and KACC expect to file within the next several months. A copy of the press release announcing the filing of the term sheet is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

          * 99.1 Press Release dated February 1, 2005

          * 99.2 Press Release dated January 28, 2005

*	Included with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)
	By:	/s/ Daniel D. Maddox
Dated: February 4, 2005		Daniel D. Maddox
Vice President and Controller

EXHIBIT INDEX

Exhibit 99.1 Press Release dated February 1, 2005*
Exhibit 99.2 Press Release dated January 28, 2005*

*	Included with this filing.